Exhibit 6.62

Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC a.a.o. Mas
[***]
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number	[***]
Date	30 September 2026

Your successful purchase in Contemporary Day Auction

Sale HK1748 - 29 September 2026

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

Notice

If the total amount of this invoice is HKD 200,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

- You can review your saved payment method in My Account.

- **Invoice for HKD 2,560,000.00**

  Your payment is due 27 January 2027. Your invoice gives instructions on how to pay.

- **Shipping Quote**

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

- **Lot image & details**

Manage your account online

View documents, make payments or update your preferences.

www.sothebys.com/my-account/purchases

[***]

Scan the code with your smartphone to view your account.

For questions related to payment, taxes, shipping and collection, please visit our Guide for Buyers: www.sothebys.com/buyers-guide

For assistance, please contact
The Sotheby's Team
E HK.CX@sothebys.com

Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC a.a.o. Mas
[***]
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number	[***]
Invoice number	94017371
Date	30 September 2026
Sale currency	HKD

Invoice for Contemporary Day Auction

Sale HK1748 - 29 September 2026

LOT 317 - Yayoi Kusama, Yayoi Kusama #### | Nets 19 # 19#

Hammer price	HKD 2,000,000.00
Buyer's premium	HKD 560,000.00
Delaware Sales Tax @ 0% Shipping to 19711	HKD 0.00
Lot total	**HKD 2,560,000.00**
Invoice total	**HKD 2,560,000.00**

- **Payment of HKD 2,560,000.00 is due on 27 January 2027**

This invoice replaces invoice number 94016754.

We can only accept payment from the buyer named on this invoice.

To view a full list of payment options and details please visit:

www.sothebys.com/payments

Bank transfers

- HSBC
  1 Queen's Road Central

  Hong Kong

  Account name
  Sotheby's Hong Kong Limited

  Account number
  [***]

  SWIFT code [***]

Please include your name, your account number ([***]) and invoice number (94017371)

Late payment liable to interest
Late collection fees may apply

For assistance, please contact
The Sotheby's Team
E HK.CX@sothebys.com

Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC a.a.o. Mas
[***]
1 World Trade Ctr
57th Floor
NEW YORK NY 10007-0094
USA

Account number	[***]
Date	30 September 2026
Sale currency	HKD

Lot image & details



Please keep this for your records

Yayoi Kusama, Yayoi Kusama #### | Nets 19 # 19#

Sale	Contemporary Day Auction
Sale number & date	HK1748 - 29 September 2026
Lot number	317
Shipping Dimensions (L x W x H)	87.00 x 6.00 x 76.00 CM
Purchase Price (excluding any taxes)	HKD 2,560,000.00